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                                                                    EXHIBIT 23.2



                                        CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of NationsBank Corporation pertaining to its 1996 Associates Stock Option Award Plan of our report dated January 13, 1997, with respect to the consolidated financial statements of Boatmen's Bancshares, Inc. included in the Current Report on Form 8-K dated March 28, 1997, of NationsBank Corporation, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP


ERNST & YOUNG LLP
St. Louis, Missouri
March 28, 1997